Exhibit 10.39
Restricted Stock Unit Agreement
SECOND AMENDED AND RESTATED EQUITY INCENTIVE PLAN OF
BOOZ ALLEN HAMILTON HOLDING CORPORATION
RESTRICTED STOCK UNIT AGREEMENT
GRANT NOTICE
Unless otherwise defined herein, the terms defined in the Second Amended and Restated Equity Incentive Plan of Booz Allen Holding Corporation (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively, the “Agreement”).
You have been granted restricted stock units, subject to the terms and conditions of the Plan and this Agreement in an amount and vesting schedule as delivered and made available to you by the Company, which shall be deemed part of and incorporated by reference into this Grant Notice.
Your acceptance of this grant indicates your agreement and understanding that the Restricted Stock Units granted herein are subject to all of the terms and conditions contained in the Agreement and the Plan. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF THE PLAN AND APPENDIX A, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THE RESTRICTED STOCK UNITS.
In order to accept this grant, please go to Fidelity NetBenefits at www.netbenefits.com and follow the instructions regarding this grant.

APPENDIX A TO RESTRICTED STOCK UNIT AGREEMENT
1.    Grant of Restricted Stock Units. Subject to the terms, conditions, and restrictions set forth in this Agreement (including the Grant Notice made available to you by the Company) and in the Plan, the Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of restricted stock units specified in the Grant Notice (the “Restricted Stock Units”). This Agreement is subordinate to, and the terms and conditions of the Restricted Stock Units granted hereunder are subject to, the terms and conditions of the Plan, which are incorporated by reference herein. If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.
2.    Vesting of Restricted Stock Units.
(a)    Vesting. Except as otherwise provided in this Section 2, the Restricted Stock Units shall become vested, in the amount(s), and on the vesting date(s) set forth in the Grant Notice (each, a “Vesting Date”), subject to the continued employment of the Participant by the Company or any Subsidiary thereof through such date.
(b)    Termination of Employment.
(i)    Termination Due to Death. If a Participant’s employment or service terminates due to the Participant’s death, all unvested Restricted Stock Units shall immediately vest.
(ii)    Termination Due to Disability. If a Participant’s employment or service terminates due to Disability, all unvested Restricted Stock Units shall not be forfeited upon such termination and shall continue to vest in accordance with the schedule provided in Section 2(a).
(iii)    Termination by Reason of a Company Approved Departure. If a Participant’s employment or service terminates in a Company Approved Departure (as defined below), all unvested Restricted Stock Units shall not be forfeited upon such termination and shall continue to vest in accordance with the schedule as set forth in the Grant Notice. “Company Approved Departure” shall mean a termination of employment that the Company (through the members of its senior management), in its sole discretion, determines to be in the best interest of the Company and the Company’s approval of such termination as a Company Approved Departure is approved or ratified by the Board or the Administrator.
(iv)    Termination for Cause. If a Participant’s employment or service terminates for Cause, all unvested Restricted Stock Units shall be immediately forfeited and canceled, effective as of the date of the Participant’s termination of service. In addition, any Restricted Stock Units that vested during the twelve (12) months prior to or any time after the Participant engaged in the conduct that gave rise to the termination for Cause (and any stock or cash issued in settlement of such Restricted Stock Units) shall upon demand by the Administrator be immediately forfeited and disgorged or paid to the Company together with all gains earned or accrued due to the sale of Company Common Stock issued in settlement of any Restricted Stock Units.

(v)    Termination for Any Other Reason. If a Participant’s employment is terminated for any reason other than death, Disability, in a Company Approved Departure or by the Company for Cause, all unvested Restricted Stock Units shall immediately be forfeited.
(c)    Change in Control. In the event of a Change in Control, then the Restricted Stock Units shall vest or continue and shall have such treatment, as set forth in the Plan.
(d)    Other Forfeiture Provisions. The Restricted Stock Units shall also be forfeited and subject to disgorgement and/or repayment to the Company in the event the Participant (i) engages in financial or other misconduct (including but not limited to engaging in Competitive Activity (excluding, only of if the Participant is located in California, clause (a) of the definition of Competitive Activity contained in the Plan)) or as required by Applicable Law, as provided in the Plan or (ii) materially violates any restrictive covenant agreement (or any other agreement containing restrictive covenants) that the Participant has entered into with the Company.
(e)    Administrator Discretion. Notwithstanding anything contained in this Agreement to the contrary, subject to Article XIII of the Plan, the Administrator, in its sole discretion, may waive forfeiture provisions or accelerate the vesting with respect to any Restricted Stock Units under this Agreement, at such times and upon such terms and conditions as the Administrator shall determine; provided, however, that such waiver or acceleration of vesting shall not change the settlement date of the Restricted Stock Units provided in Section 3 of this Agreement.
(f)    Post-Termination Informational Requirements. Before the settlement of any Restricted Stock Units following termination of employment or service, the Company may require the Participant (or the Participant’s Eligible Representative, if applicable) to make such representations and provide such documents as the Administrator deems necessary or advisable to determine whether the provisions of Section 2(b)(iv) or 2(d) apply. Such representations and documents may include tax returns and all other relevant information and records from which the Company can determine the current or former employment status of the Participant during the vesting period. Notwithstanding anything in this Agreement to the contrary, the settlement of the Restricted Stock Units may be withheld until information deemed sufficient by the Company is delivered to it, and any unvested Restricted Stock Units shall be forfeited if the requested information is not provided in sufficient detail to the Company before the earlier of (i) ninety (90) calendar days after the issue of a request from the Company for such information and (ii) December 31 of the calendar year in which the applicable Vesting Date occurs.
3.    Settlement of Restricted Stock Units. Subject to Section 8(d) and Section 2(f), the Company shall deliver to the Participant one share of Company Common Stock (or the value thereof) in settlement of each outstanding Restricted Stock Unit that has vested as provided in Section 2(a) on the first to occur of (i) the Vesting Date (or within 30 days thereafter), (iii) in the event of a termination of employment or service due to death, as soon as practicable following the Participant’s termination of employment or service by reason of death or (iii) a Change in Control in which the Restricted Stock Units do not continue, in each case (A) in Company Common Stock by either, (x) issuing one or more certificates evidencing the Company Common Stock to the Participant or (y) registering the issuance of the Company Common Stock in the name of the Participant through a book entry credit in the records of the Company’s transfer agent, or (B) in the event of settlement upon a Change in Control, a cash payment equal to the Change in Control Price, multiplied by the number of vested Restricted Stock Units). No fractional shares of Company Common Stock shall be issued in settlement of Restricted Stock Units. Fractional Restricted Stock Units shall be settled through a cash payment equal to the Fair Market Value of the Company Common Stock on the settlement date.
4.    Securities Law Compliance. Notwithstanding any other provision of this Agreement, the Participant may not sell the shares of Company Common Stock acquired upon vesting of the Restricted Stock Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale of such shares must also comply with other applicable laws and regulations governing the shares and Participant may not sell the shares of Company Common Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.
5.    Participant’s Rights with Respect to the Restricted Stock Units.
(a)    Restrictions on Transferability. The Restricted Stock Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant.
(b)    No Rights as Stockholder. The Participant shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Company Common Stock corresponding to the Restricted Stock Units granted hereby unless and until shares of Company Common Stock are issued to the Participant in respect thereof.
(c)    Dividend Equivalents. The Participant shall be credited with Dividend Equivalents in the form of a right to a cash payment when cash dividends are paid on the Company Common Stock. Such cash payment shall equal the amount obtained by multiplying the amount of the dividend declared and paid for each share of Company Common Stock by the number of Restricted Stock Units held by the Participant on the record date. Any cash amounts credited to the Participant’s account shall be paid to the Participant on the applicable Payment Date for the related cash dividends.
6.    Participant’s Representations, Warranties and Covenants.
(a)    No Conflicts; No Consents. The execution and delivery by Participant of this Agreement, the consummation of the transactions contemplated hereby and the performance of Participant’s obligations hereunder do not and will not (i) materially conflict with or result in a material violation or breach of any term or provision of any Law applicable to either Participant or the Restricted Stock Units or (ii) violate in any material respect, conflict with in any material respect or result in any material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or require either Participant to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any contract, agreement, instrument, commitment, arrangement or understanding to which Participant is a party.
(b)    Compliance with Rule 144. If any shares of Company Common Stock issued in respect of the Restricted Stock Units are to be disposed of in accordance with Rule 144, the Participant shall transmit to the Company an executed copy of Form 144 (if required by Rule 144) no later than the time such form is required to be transmitted to the Commission for filing and such other documentation as the Company may reasonably require to assure compliance with Rule 144 in connection with such disposition.
(c)    Participant Status. The Participant represents and warrants that, as of the date hereof, the Participant is an officer, employee, director or Consultant of the Company or a Subsidiary.
7.    Adjustment in Capitalization. The number, class or other terms of any outstanding Restricted Stock Units shall be adjusted by the Committee to reflect any stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Company Common Stock in such manner as it determines in its sole discretion.
8.    Miscellaneous.
(a)    Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)    No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries.
(c)    Interpretation. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Administrator, acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine reasonably and in good faith any questions that arise in connection with this Agreement, and any such determination shall be final, binding and conclusive on all Participants and other individuals claiming any right under the Plan. The failure of the Company or the Participant to insist upon strict performance of any provision hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party’s right to demand strict performance at any time in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.
(d)    Tax Withholding. Whenever any cash or other payment is to be made hereunder or with respect to the Restricted Stock Units, the Company or any Subsidiary shall have the power to withhold an amount (in cash, Restricted Stock Units or in Company Common Stock issuable upon settlement of Restricted Stock Units or from other amounts paid to the Participant in cash (whether under the Plan or otherwise)) sufficient to satisfy federal, state, and local withholding tax requirements relating to such transaction; provided, however, that in the event that the Company withholds shares issuable to the Participant (or any portion thereof) to satisfy any applicable withholding taxes, the Company shall only withhold a number of whole shares having a Fair Market Value, determined as of the date of vesting, not in excess of the minimum of tax required to be withheld by law (or such lower amount as may be necessary to avoid liability award accounting). The Company may require the recipient of shares of Company Common Stock to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the issuance of shares in settlement of the Restricted Stock Units. The Committee may, in its discretion, require the Participant, or permit the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold or sell the least number of whole shares of Company Common Stock having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld. The Company or such Subsidiary may defer the settlement of Restricted Stock Units until such withholding or other tax requirements are satisfied and if the Participant has not satisfied such withholding or other tax requirements as of the last day of the calendar year in which the Vesting Date occurs, the Restricted Stock Units shall be forfeited. The Participant shall be responsible for all withholding taxes and other tax consequences of this award of Restricted Stock Units.
(e)    Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would give rise to the application of the substantive law of another jurisdiction.
(f)    Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Participant and the Company.
(g)    Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Participant without the prior written consent of the other party, provided that the Company may assign all or any portion of its rights or obligations under this Agreement to one or more persons or other entities designated by it.
(h)    Severability; Blue Pencil. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(i)    Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Restricted Stock Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Company Common Stock is unknown and cannot be predicted with certainty.
(j)    Employee Data Privacy. By accepting the grant evidenced hereby, the Participant: (a) authorizes the Company and the Participant’s employer, if different, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.
(k)    Consent to Electronic Delivery. By entering into this Agreement and accepting the Restricted Stock Units evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Restricted Stock Units via Company website, the Fidelity NetBenefits website or any other online access system of the Company’s third party Plan administrator, email or other electronic delivery.
(l)    Section 409A of the Code. This Agreement is intended to be administered in a manner consistent with the requirements, where applicable, of Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”). Where reasonably practicable, the Agreement shall be administered in a manner to avoid the imposition on the Participant of immediate tax recognition and additional taxes pursuant to Section 409A. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments. Notwithstanding the foregoing, the Company shall not have any liability to any Person in the event Section 409A applies to any payment hereunder in a manner that results in adverse tax consequences to the Participant or any of the Participant’s beneficiaries.
(m)    Specified Employee Delay. If the Participant is deemed a “specified employee” within the meaning of Section 409A, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the Restricted Stock Units upon his or her “separation from service” within the meaning of Section 409A, then to the extent necessary to prevent any accelerated or additional tax under Section 409A, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s termination of service and (b) the Participant’s death. Notwithstanding anything to the contrary in this Agreement, if settlement is to occur upon a termination of service other than due to death or Disability and the Participant is a specified employee, to the extent necessary to comply with, and avoid imposition on the Participant of any additional tax or interest imposed under, Section 409A, settlement shall instead occur on the first business day following the six-month anniversary of the Participant’s termination of service (or, if earlier, upon the Participant’s death), or as soon thereafter as practicable (but no later than 90 days thereafter).
(n)    Headings and Captions. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(o)    Notices. All notices under this Agreement shall be (i) delivered by hand, (ii) sent by commercial overnight courier service, (iii) sent by registered or certified mail, return receipt requested, and first-class postage prepaid, (iv) sent by e-mail or any other form of electronic transfer or delivery approved by the Administrator, or (v) faxed, in each case to the parties at their respective addresses and facsimile numbers set forth in the records of the Company or at such other address or facsimile number as may be designated in a notice by either party to the other.
(p)    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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